SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of October 29, 2015 (the “Effective Date”) by and between Aranea Partners, Inc. a company organized under the laws of the State of New Jersey with a place of business at 43 Orchard Lane, Colts Neck NJ 07722 (“Aranea”) and QuantumSphere, Inc., a corporation organized under the laws of the State of Nevada and with a place of business at 2905 Tech Center Drive, Santa Ana, CA 92705 (“Company”).

In consideration of the mutual covenants set forth in this Agreement, Aranea and Company hereby agree to an exchange of cash and restricted Company stock for professional services under the following terms and conditions:

1.	Services

Aranea agrees to provide, and Company agrees to accept and pay for in accordance with Section 2 below, services as set forth in Appendix A to be executed by both parties and annexed hereto as a part hereof (“Services”). Aranea shall perform the services in a diligent, prudent and professional manner, and shall serve as an independent contractor in providing the Services. Aranea shall not have any right, power or authority to bind or commit Company to any act, service or commitment. This Agreement and the Services are based on the Capital Markets Awareness Proposal prepared by Aranea dated Oct 29, 2015.

2.	Consideration

Company shall pay to Aranea the following compensation for the Services:

1)	Restricted common stock shares (the “Shares”) of the Company (the “Equity Fee”) payable according to the following schedule:

a)	33,333 (Thirty three thousand, three hundred and thirty three) Shares of restricted common stock within 5 business days of execution of this Agreement

The Company represents that any Shares issued by the Company for payment of the Equity Fee are or will be duly authorized, validly issued, fully paid and nonassesable.

The Equity Fee shall be referred to as the “Fee”.

3.	Term of Service

The term of this Agreement is one (1) month, to begin on the Effective Date and ending on November 29, 2015 (the “Expiration Date”).

All information supplied by one party to the other party in connection with this Agreement shall be given in confidence. Neither party shall disclose any such information to any third party without prior consent of the other party. Both parties shall take such precautions, contractual or otherwise, as shall be reasonably necessary to prevent unauthorized disclosure of such information by their employees during the term of this Agreement and for a period of six months (6) thereafter.

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4.	Entire Agreement

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties related to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

5.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflict of laws principles.

6.	Waiver

The waiver by either party of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit, or waive such party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

7.	No Right to Assign

Neither party has the right to assign, sell, modify, or otherwise alter this Agreement, except upon the express written advance approval of the other party, which consent can be withheld for any reason.

8.	Further Assurances

At any time or from time to time after any issuance of securities, the parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of such issuance.

9.	Severability

The parties agree to replace any such invalid or unenforceable provision with a new provision that has the most nearly similar permissible economic and legal effect.

10.	Force Majeure

Except for the obligation to pay money, neither party shall be liable to the other party for any failure or delay in performance caused by acts of God, fires, floods, strikes, whether legal or illegal, water damage, riots, epidemics or any other causes beyond such party’s reasonable control, and such failure or delay will not constitute a breach of this Agreement.

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The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety and duly bind their respective principals by their signatures below.

EXECUTED as of the date first written above.

Aranea Partners, Inc. (“Aranea”)	QuantumSphere, Inc. (“Company”)

By:	/s/ Ryan Aldridge	By:	/s/ Kevin Maloney
	Ryan Aldridge		Kevin Maloney

Title:	President	Title:	Chief Executive Officer

Date signed: October 29, 2015	Date signed: October 30, 2015

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Appendix A – Services to be provided to Company by Aranea

●	Introductions (phone calls and face to face meetings) with multi and single family offices and professional investors

●	Introductions to brokers, fund managers and other financial service providers that can support Company’s business development and financing objectives

●	NYC roadshow

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